As filed with the Securities and Exchange Commission on October 1, 2026

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form S-3

UNDER

THE SECURITIES ACT OF 1933

LEXARIA BIOSCIENCE CORP.
(Exact Name of Registrant as Specified in its Charter)

Nevada	2000	20-2000871
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

100-740 McCurdy Road

Kelowna, British Columbia VIX 2P7

1-250-765-6424

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Richard Christopher

Chief Executive Officer

Lexaria Bioscience Corp.

#100 - 740 McCurdy Road

Kelowna, British Columbia VIX 2P7

1-250-765-6424

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Gregory Sichenzia, Esq.

Avital Perlman, Esq.

Sichenzia Ross Ference Carmel LLP

1185 Avenue of the Americas, 26th Floor

New York, NY 10036

Telephone: (212) 930-9700

Approximate date of commencement of proposed sale to the public: As soon as practicable after this registration statement is declared effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the Securities and Exchange Commission acting pursuant to said Section 8(a) may determine.

The information in this prospectus is not complete and may be changed. The Selling Stockholder named in this prospectus may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Subject to Completion, dated October 1, 2026

PRELIMINARY PROSPECTUS

Lexaria Bioscience Corp.

923,827 Shares of Common Stock

This prospectus relates to the resale by the selling stockholders (the “Selling Stockholders”) named in this prospectus from time to time of up to 923,827 shares of our common stock, par value $0.001 per share, consisting of (i) 453,969 shares of common stock issuable upon the exercise of unregistered Series A common stock purchase warrants (the "Series A Warrants") issued by us pursuant to inducement offer letter agreements (each, an "Inducement Letter") dated September 7, 2026; (ii)  453,969 shares of common stock issuable upon the exercise of unregistered short-term Series B common stock purchase warrants (the "Series B Warrants" and, together with the Series A Warrants, the "New Warrants") also issued by us pursuant to the Inducement Letters; and (iii) 15,889 shares of common stock issuable upon the exercise of warrants held by designees of our placement agent (or certain of their assignees) (the "PA Warrants"), which PA Warrants were issued as partial compensation to our placement agent for serving as placement agent in connection with the transactions contemplated by the Inducement Letters (the New Warrants and the PA Warrants, collectively, the "Warrants").

We will not receive any proceeds from the sale of shares of common stock by the Selling Stockholders. However, upon the cash exercise of the Warrants, we will receive the exercise price of such Warrants, for an aggregate of $11,760,182. We cannot predict when and in what amounts or if the Warrants will be exercised by payments of cash and it is possible that the Warrants may expire and never be exercised, in which case we would not receive any cash proceeds.

Our registration of the shares of common stock covered by this prospectus does not mean that the Selling Stockholders will offer or sell any of such shares of common stock. The Selling Stockholders named in this prospectus, or their respective donees, assignees, pledgees, transferees or other successors-in-interest, may resell the shares of common stock covered by this prospectus through public or private transactions at prevailing market prices, at prices related to prevailing market prices or at privately negotiated prices. For additional information on the possible methods of sale that may be used by the Selling Stockholders, you should refer to the section of this prospectus entitled “Plan of Distribution.”

No underwriter or other person has been engaged to facilitate the sale of the common stock in this offering. We will bear all costs, expenses and fees in connection with the registration of the common stock. The Selling Stockholders will bear all commissions and discounts, if any, attributable to their sales of our common stock.

Our common stock is listed on the Nasdaq Capital Market, or Nasdaq, under the symbol “LEXX”. On September 30, 2026, the last reported sales price for our common stock was $3.15 per share.

Investment in our common stock involves a high degree of risk. See “Risk Factors” contained in this prospectus on page 9, in our periodic reports filed from time to time with the Securities and Exchange Commission (the “SEC”), which are incorporated by reference in this prospectus, and in any applicable prospectus supplement. You should carefully read this prospectus and the documents we incorporate by reference, before you invest in our common stock.

Except for the financial statements from the Annual Report on Form 10-K for the year ended August 31, 2025, and the three quarters ended May 31, 2026, February 28, 2026, and November 30, 2025, which are incorporated by reference herein, all historical share and per share information in this prospectus gives retroactive effect to the 1-for-15 reverse stock split of our common stock that became effective on July 29, 2026.

Neither the SEC nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or the accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is           , 2026.

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ABOUT THIS PROSPECTUS

This prospectus is part of the registration statement that we filed with the SEC pursuant to which the Selling Stockholders named herein may, from time to time, offer and sell or otherwise dispose of the shares of our common stock covered by this prospectus. As permitted by the rules and regulations of the SEC, the registration statement filed by us includes additional information not contained in this prospectus.

This prospectus and the documents incorporated by reference into this prospectus include important information about us, the securities being offered and other information you should know before investing in our securities. You should not assume that the information contained in this prospectus is accurate on any date subsequent to the date set forth on the front cover of this prospectus or that any information we have incorporated by reference is correct on any date subsequent to the date of the document incorporated by reference, even though this prospectus is delivered or shares of common stock are sold or otherwise disposed of on a later date. It is important for you to read and consider all information contained in this prospectus, including the documents incorporated by reference therein, in making your investment decision. You should also read and consider the information in the documents to which we have referred you under “Where You Can Find More Information” and “Incorporation of Certain Information by Reference” in this prospectus.

You should rely only on this prospectus and the information incorporated or deemed to be incorporated by reference in this prospectus. We have not, and the Selling Stockholders have not, authorized anyone to give any information or to make any representation to you other than those contained or incorporated by reference in this prospectus. If anyone provides you with different or inconsistent information, you should not rely on it. This prospectus does not constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction.

We further note that the representations, warranties and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference in this prospectus were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.

Unless otherwise indicated, information contained or incorporated by reference in this prospectus concerning our industry, including our general expectations and market opportunity, is based on information from our own management estimates and research, as well as from industry and general publications and research, surveys and studies conducted by third parties. Management estimates are derived from publicly available information, our knowledge of our industry and assumptions based on such information and knowledge, which we believe to be reasonable. In addition, assumptions and estimates of our and our industry’s future performance are necessarily uncertain due to a variety of factors, including those described in “Risk Factors” beginning on page 9 of this prospectus. These and other factors could cause our future performance to differ materially from our assumptions and estimates.

This prospectus is an offer to sell only the securities offered hereby, and only under circumstances and in jurisdictions where it is lawful to do so. We are not making an offer to sell these securities in any state or jurisdiction where the offer or sale is not permitted.

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PROSPECTUS SUMMARY

This summary highlights selected information included elsewhere in or incorporated by reference in this prospectus and does not contain all the information that you should consider before investing in our securities. You should read the entire prospectus carefully, especially “Risk Factors” and the financial statements and related notes and other information incorporated by reference into this prospectus, before deciding whether to participate in the offering described in this prospectus.

Company Overview

Lexaria is a biotechnology company dedicated to the enhancement of the bioavailability of a diverse and broad range of active pharmaceutical ingredients (“APIs”) using our patented DehydraTECHTM drug delivery technology. DehydraTECH combines APIs with specific long-chain fatty acid-rich triglyceride oils and carrier compounds that improve the way they enter the bloodstream, increasing their effectiveness and allowing for lower overall dosing for improved tolerability while promoting healthier oral ingestion methods.

DehydraTECH can be used with a wide range of active molecules including glucagon-like peptide-1 drugs (“GLP-1”) and glucose-dependent insulinotropic polypeptide drugs (“GIP”), glucagon drugs, vitamins, pain medications, hormones, antivirals, nicotine and its analogs, and cannabinoids. Our technology can be applied to a variety of therapeutic indications, including diabetes, weight loss, epilepsy, hypertension and heart disease. DehydraTECH can be implemented in a multitude of ingestible product formats including oral suspensions, tablets, capsules, foods, beverages, and oral pouches. It is suitable for use with a variety of product formats including pharmaceuticals, nutraceuticals, over-the-counter products, and consumer packaged goods.

Research & Development

Lexaria is advancing several R&D activities in preclinical as well as on-going and planned future clinical programs that investigate potential commercial applications for the incorporation of DehydraTECH which are outlined below.

Diabetes and Weight Loss Management Investigation

Lexaria, via its subsidiary Lexaria (AU) Pty Ltd, completed its largest clinical trial conducted to date (GLP-1-H24-4) to further advance our understanding of DehydraTECH’s ability to enhance semaglutide, tirzepatide and CBD in its use to treat diabetes and obesity. In addition, Lexaria commenced additional animal and human pilot studies to further improve formulations explored in GLP-1-H24-4 (described below) and to investigate next generation GLP-1/GIP drugs.

Chronic Dosing Human Study (GLP-1-H24-4)

Chronic human study GLP-1-H24-4 conducted in Australia with Lexaria (AU) Pty Ltd acting as the sponsor, investigated 126 overweight, obese, pre-diabetic and/or type-2 diabetic human volunteers/patients. The primary endpoint in this study was to assess impacts upon safety and tolerability based on the incidence of treatment emergent adverse events. This study initially included three DehydraTECH arms testing DehydraTECH-CBD, DehydraTECH-semaglutide and a combination of DehydraTECH-CBD + DehydraTECH-semaglutide respectively. Performance across these three initial study arms was being monitored compared to commercially available Rybelsus® as the positive study control group. Of note, the DehydraTECH-semaglutide composition being evaluated used pure semaglutide processed without inclusion of the salcaprozate sodium (“SNAC”) ingredient found in the Rybelsus® composition.

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In addition, this study was subsequently expanded to incorporate an orally delivered DehydraTECH-tirzepatide arm to determine safety and tolerability on a larger patient population to advance the findings discovered with the human pilot study GLP-1-H24-3.

On December 23, 2025, final results of the study were released confirming that the study met its primary endpoint objectives showing good safety and tolerability of all DehydraTECH test articles with clear reductions in total and gastrointestinal-specific adverse events relative to the Rybelsus® control arm.

Specifically, the results regarding the reduction of adverse events in patients administered with DehydraTECH-semaglutide and DehydraTECH-tirzepatide as compared to the Rybelsus® control arm showed an encouraging reduction of gastrointestinal adverse events by 54.9% for patients dosed with DehydraTECH-semaglutide and 60.6% for patients dosed with DehydraTECH-tirzepatide, as compared to Rybelsus®.

The DehydraTECH-semaglutide formulation was also the top formulation studied for the reduction of glycated hemoglobin (“HbA1c”), though not statistically significant to that of the Rybelsus® control.

Our DehydraTECH formulations studied, which did not contain the salcaprozate sodium (“SNAC”) ingredient contained in the Rybelsus® control, were not able to provide weight loss of a comparable or improved nature to the Rybelsus® control.  Of note, however, a comparison to published Rybelsus® bodyweight reduction performance levels in Novo Nordisk's® Pioneer 1 phase 3a randomized study conducted in 703 patients with type 2 diabetes, with similar daily doses of Rybelsus® semaglutide administered after 26 weeks of dosing, revealed much lower bodyweight reduction performance which was comparable to that achieved with DHT-semaglutide in Lexaria’s GLP-1-H24-4 study.

Though it was not a study endpoint, it was discovered that the DehydraTECH-CBD arm achieved meaningful reductions in blood pressure supportive of the Company’s hypertension treatment interests, even though study GLP-1-H24-4 was pursued to assess formulations for distinct potential therapeutic use in the fields of diabetes and weight loss management. At week 4 of treatment in study GLP-1-H24-4, a mean change of −4.6 mmHg in systolic blood pressure and −4.0 mmHg in diastolic blood pressure was evidenced in the DehydraTECH-CBD arm. Blood pressure reductions were also evident in this arm following completion of treatment at the week 16 follow up point (4 weeks after cessation of treatment) with a mean change of −2.6 mmHg in systolic blood pressure and −3.0 mmHg in diastolic blood pressure reported.

Human Pilot Study #5 (GLP-1-H25-5)

Study GLP-1-H25-5 had the Company conducting a human pilot cross-over study in ten (10) overweight human volunteers to investigate, under fasted conditions, daily administration of oral ingested DehydraTECH-liraglutide capsules (45 mg) administered over a seven-day period as compared to commercially available injectable Saxenda® at a strength of 0.6 mg to evaluate the potential of an oral version of liraglutide and to demonstrate comparable functional results of DehydraTECH-liraglutide to support a potential expedited FDA 505(b)(2) regulatory pathway. The partial results as announced on June 11, 2025 evidenced that orally delivered DehydraTECH-liraglutide produced fewer adverse events as compared to injected Saxenda® while having comparable measurements in blood glucose, insulin and body weight-control. In February 2026, the limited PK testing results were disclosed that appear to establish a similar temporal pattern between the DehydraTECH-liraglutide and Saxenda® which we believe will further strengthen Lexaria’s ability to pursue an oral version of liraglutide on a 505(b)(2) new drug application pathway.

Human Pilot Study #7 (GLP-1-H26-7)

Lexaria has engaged its contract research organization (“CRO”), received ethics board approval and commenced and advanced human participant dosing for this 5-week parallel group design study intended to evaluate the safety, tolerability and pharmacokinetic (“PK”) properties of two oral DehydraTECH-semaglutide compositions against semaglutide tablets commercially sold under the Wegovy® brand. The DehydraTECH-semaglutide compositions being investigated are:

(1) A DehydraTECH-semaglutide tablet formulated to mimic Novo Nordisk’s® Rybelsus® and Wegovy® oral semaglutide tablets which incorporate salcaprozate sodium (“SNAC”) and are designed to temporarily adhere to the stomach lining and disintegrate and dissolve releasing agents in a focal manner that aids in optimizing absorption of the semaglutide into the human body; and

(2) A DehydraTECH-semaglutide capsule, as previously investigated by Lexaria (AU) Pty Ltd in our Phase 1b clinical trial (GLP-1-H24-4) performed in Australia, but with the addition of SNAC as was also the case in our previous successful clinical study GLP-1-H24-1.

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Results from this study are anticipated to be released during the second quarter of fiscal year 2027.

Animal Study #1 (GLP-1-A26-1)

Lexaria has engaged its CRO to perform an animal study for the purposes of evaluating between 8 to 11 formulation enhancements to the DehydraTECH-semaglutide and DehydraTECH-CBD formulations, previously studied in Lexaria (AU) Pty Ltd’s Phase 1b clinical trial performed in Australia, in Sprague-Dawley rats over a 24 hour period.

In addition to quantifying the PK performance of each enhanced composition of DehydraTECH-semaglutide and DehydraTECH-CBD against its applicable reference arm, Lexaria also intends to measure the drug concentrations of semaglutide and CBD in the brain to determine if the DehydraTECH technology enhances brain biodistribution as it has evidenced in previous animal studies with DehydraTECH-CBD and DehydraTECH-semaglutide compositions, which it believes to be beneficial therapeutically. Results from this study are anticipated to be released during the first quarter of fiscal year 2027.

Animal Study #2 (GLP-1-A26-2)

Lexaria engaged the services of a CRO and performed a second animal study using a single dose treatment regimen of the animals with DehydraTECH-enhanced retatrutide and amycretin with the expectation of completing between 14 to 18 different arms of dosing to determine formulation optimization. This study was the first investigation of DehydraTECH with retatrutide and amycretin with the study arms also comparing PK performance of test articles administered both endoscopically in the intestine versus swallowed directly targeting the stomach.

The study utilized both Lexaria’s DehydraTECH-GLP-1 2.0 (“DHT2.0”) formulation tested against new DehydraTECH-GLP-1 3.0 (“DHT3.0”) formulations together with potentially complementary commercially available gastrointestinal absorption enhancer compounds; salcaprozate sodium (“SNAC“) or sodium caprate. Lexaria developed and tested its DHT3.0 formulations in anticipation of supporting its business development initiatives for the next generation of GLP-1 drugs under development around the world.

On June 9, 2026, Lexaria announced that dosing had been completed in Animal Study #2. On August 24, 2026, the blood PK results from this study were disclosed.  These results indicated that the best performing DehydraTECH-amycretin tablet formulation (“ALT 2 DHT3.0 Tablet”), rendered in a 4 mg oral tablet format, evidenced a 136%, or more than double, increase in absolute bioavailability (1.65%) compared to animal research published by Novo Nordisk A/S that indicated an absolute bioavailability level of 0.70% for its SNAC-inclusive orally administered amycretin at comparable dosing, but without DHT, in primates. In addition, the results indicated that the 3 various DHT3.0-retatrutide tablet formulations showed astonishing improvements in absorption of roughly 5x to 46x that of the reference tablets (“REF DHT2.0 Tablet”), which was highlighted by an astonishing 4,552.20% improvement in absorption in the best performing DHT-retatrutide tablet formulation (“ALT 2 DHT3.0 Tablet”) as compared to the retatrutide reference tablets (“REF DHT2.0 Tablet”).

Long Term Stability Testing

Lexaria is also actively studying the chemical and microbiological purity and stability of select DehydraTECH compositions that it has prepared for the above animal and human studies over an extended duration of 6-12 months. Along with improved tolerability, PK and efficacy performance, long term stability is crucial if oral variants of GLP-1 / GIP drugs are to be seriously considered as replacements for currently injectable versions of these drugs.

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Hypertension Management Investigation

Hypertension Phase 1b IND Trial HYPER-H23-1

The FDA provided Lexaria with a positive written response on August 10, 2022, from our pre-IND meeting regarding DehydraTECH-CBD for the treatment of hypertension. The FDA confirmed that it had agreed with Lexaria’s proposal to pursue a 505(b)(2) new drug application (“NDA”) regulatory pathway for our program. On January 29, 2024, Lexaria submitted its IND application with the FDA and it received a Study May Proceed letter from the FDA on February 29, 2024. Since that time, Lexaria has filed its Annual Report for study HYPER-H23-1 to maintain its active status and continues to address certain of the FDA conditions while also seeking funding to commence the study.

The IND application was supported by the results of Lexaria’s five investigator-initiated human clinical studies of its DehydraTECH-CBD which were conducted between 2018-2023, in an aggregate total of 134 people, without recording a single serious adverse event (the “HYPER Studies”). The HYPER Studies evidenced significant reductions in resting blood pressure over both acute and multi-week dosing regimens alone and, in some cases, complementary to standard of care medications; suggesting that DehydraTECH-CBD has the potential to have broad therapeutic utility.

Of note, DehydraTECH-CBD was evaluated recently in Lexaria (AU) Pty Ltd’s Australian clinical study GLP-1-H24-4, with findings announced in December 2025, in overweight or obese, or pre- and Type II diabetic participants. It was noteworthy therein that the DehydraTECH-CBD arm achieved meaningful reductions in blood pressure supportive of hypertension treatment interests, even though study GLP-1-H24-4 was pursued to assess formulations for distinct potential therapeutic use in the fields of diabetes and weight loss management. At week 4 of treatment in study GLP-1-H24-4, a mean change of −4.6 mmHg in systolic blood pressure and −4.0 mmHg in diastolic blood pressure was evidenced in the DehydraTECH-CBD arm. Blood pressure reductions were also evident in this arm following completion of treatment at the week 16 follow up point (4 weeks after cessation of treatment) with a mean change of −2.6 mmHg in systolic blood pressure and −3.0 mmHg in diastolic blood pressure reported.

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Recent Developments

Reverse Stock Split

On July 29, 2026, the Company filed a Certificate of Change (the “Certificate”) pursuant to Nevada Revised Statutes (“NRS”) Section 78.209 with the Secretary of State of the State of Nevada authorizing a 1-for-15 reverse stock split of the Company’s (a) authorized shares of common stock; and (b) issued and outstanding shares of common stock.  Except for the financial statements from the Annual Report on Form 10-K for the year ended August 31, 2025, and the three quarters ended May 31, 2026, February 28, 2026, and November 30, 2025, which are incorporated by reference herein, all historical share and per share information in this prospectus gives retroactive effect to the 1-for-15 reverse stock split of our common stock.

September 2025 Registered Direct Financing

On September 26, 2025, the Company entered into a securities purchase agreement with certain institutional investors pursuant to which it sold, in a registered direct offering, an aggregate of 177,781 shares of its common stock at a purchase price of $22.50 per share, for gross proceeds of approximately $4.0 million and net proceeds of approximately $3.5 million, after deducting placement agent fees and other offering expenses.

The shares were issued pursuant to a prospectus supplement filed with the Securities and Exchange Commission (the “SEC”) on September 29, 2025, under Rule 424(b)(5), together with the accompanying base prospectus, in connection with the Company’s registration statement on Form S-3 (File No. 333-284407), which was declared effective by the SEC on January 30, 2025.

Concurrently with the registered direct offering, the Company completed a private placement with the same investors of warrants to purchase up to an aggregate of 177,781 shares of common stock at an exercise price of $20.55 per share. The warrants were immediately exercisable upon issuance and will expire on the fifth anniversary of the effective date of the registration statement registering the shares of common stock issuable upon exercise of the warrants. In addition, the Company issued H.C. Wainwright & Co., LLC (or its designees), the exclusive placement agent for the offering, warrants to purchase up to 6,224 shares of common stock at an exercise price of $28.125 per share.

The shares of common stock issuable upon exercise of the investor warrants and the placement agent warrants were registered under the Securities Act pursuant to a registration statement on Form S-1 (File No. 333-277863), which was declared effective by the SEC on December 8, 2025.

December 2025 Offering

On December 14, 2025, we entered into a securities purchase agreement with certain institutional investors, pursuant to which we agreed to sell, in a registered direct offering, an aggregate of 177,441 shares of our common stock at a purchase price of $19.725 per share, for gross proceeds of approximately $3.5 million and net proceeds of approximately $3.0 million, after deducting placement agent fees and other offering expenses (the “December 2025 Offering”). The December 2025 Offering closed on December 16, 2025.

The shares were issued pursuant to a prospectus supplement filed with the Securities and Exchange Commission (the “SEC”) on December 16, 2025, under Rule 424(b)(5), together with the accompanying base prospectus, in connection with the Company’s registration statement on Form S-3 (File No. 333-284407), which was declared effective by the SEC on January 30, 2025.

Concurrently with the closing of the December 2025 Offering, the Company consummated a private placement with the same investors of warrants to purchase up to an aggregate of 177,441 shares of common stock at an exercise price of $17.85 per share. The warrants were immediately exercisable upon issuance and will expire on the fifth anniversary of the effective date of the registration statement registering the shares of common stock issuable upon exercise of the warrants. In addition, the Company issued H.C. Wainwright & Co., LLC (or its designees), the exclusive placement agent for the December 2025 Offering, warrants to purchase up to 6,213 shares of common stock at an exercise price of $24.657 per share.

Pursuant to the terms of the securities purchase agreement, the Company is required to file a registration statement on Form S-1 or other appropriate form registering the resale of the shares of common stock issued and issuable upon exercise of the warrants. The Company is required to use commercially reasonable efforts to cause such registration statement to be declared effective within 45 days following the closing of the December 2025 Offering (or within 75 days following the closing of the offering in the event of a full review by the SEC), and to maintain the effectiveness of such registration statement until no investor owns any warrants or shares issuable upon exercise thereof.

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September 2026 Warrant Inducement

On September 7, 2026, the Company entered into inducement offer letter agreements with certain holders of existing common stock purchase warrants to purchase up to an aggregate of 453,969 shares of common stock, par value $0.001 per share. The Existing Warrants were originally issued to the holders on February 16, 2024, with an original exercise price of $32.78 per share, on October 16, 2024, with an original exercise price of $45.90 per share, on September 29, 2025, with an original exercise price of $20.55 per share, and on December 16, 2025, with an original exercise price of $17.85 per share. Pursuant to the Inducement Letters, such holders immediately exercised their respective outstanding Existing Warrants to purchase up to an aggregate of 453,969 shares of common stock, at a reduced exercise price of $12.92 per share. The gross proceeds to the Company from the exercise of the Existing Warrants were approximately $5.9 million, prior to deducting placement agent fees and estimated offering expenses.

In consideration for the immediate exercise of the Existing Warrants for cash, the Company issued: (i) new unregistered Series A Warrants to purchase up to an aggregate of 453,969 shares of common stock, which Series A Warrants have an exercise price of $12.67 per share, are immediately exercisable and have a term of five (5) years from the Effective Date (as defined in the Inducement Letters); and (ii) new unregistered short-term Series B Warrants to purchase up to an aggregate of 453,969 shares of common stock, which Series B Warrants have an exercise price of $12.67 per share, are immediately exercisable and have a term of eighteen (18) months from the Effective Date.

The Company engaged H.C. Wainwright & Co., LLC as the exclusive placement agent in connection with the transactions summarized above and has paid the placement agent a fee equal to 7% of the aggregate gross proceeds received from the holders’ exercise of their Existing Warrants. The Company also issued to designees of the placement agent (or certain of their assignees) PA Warrants to purchase up to 15,889 shares of common stock at an exercise price of $16.15 per share. The closing of the transactions described occurred on September 9, 2026. The Company expects to use the net proceeds from these transactions for working capital and general corporate purposes.

The shares of common stock underlying the Existing Warrants have been registered pursuant to existing registration statements on Form S-1 (File No. 333-277863), Form S-3 (File No. 333-283484), Form S-1 (File No. 333-290862), and Form S-1 (File No. 333-292469).

Pursuant to the Inducement Letters, the Company also agreed to file a registration statement on Form S-3 (or Form S-1 if the Company is not then S-3 eligible) providing for the resale of the common stock issuable upon the exercise of the New Warrants, within thirty (30) calendar days of the date of the Inducement Letters, and to use commercially reasonable efforts to have such Resale Registration Statement declared effective by the SEC within forty-five (45) calendar days (or within sixty (60) calendar days in the event of a “full review”) and to keep the Resale Registration Statement effective at all times until no holder of the New Warrants owns any New Warrants or shares of common stock issuable on exercise of the New Warrants.

Smaller Reporting Company Status

We are a “smaller reporting company” meaning that the market value of our stock held by non-affiliates is less than $700 million and our annual revenue was less than $100 million during the most recently completed fiscal year. We may continue to be a smaller reporting company if either (i) the market value of our stock held by non-affiliates is less than $250 million or (ii) our annual revenue was less than $100 million during the most recently completed fiscal year and the market value of our stock held by non-affiliates is less than $700 million. As a smaller reporting company, we may rely on exemptions from certain disclosure requirements that are available to smaller reporting companies. Specifically, as a smaller reporting company we may choose to present only the two most recent fiscal years of audited financial statements in our Annual Report on Form 10-K and smaller reporting companies have reduced disclosure obligations regarding executive compensation.

Our Corporate Information

The address of our principal executive office and research laboratory is #100-740 McCurdy Road, Kelowna, British Columbia, Canada V1X 2P7. We maintain our registered agent’s office and our U.S. business office at Registered Agents Inc. 401 Ryland Street, Ste. 200A, Reno, NV 89502. Our telephone number is (250) 765-6424.

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THE OFFERING

Common stock to be Offered by the Selling Stockholders	Up to 923,827 shares of our common stock which are issuable upon the exercise of the Warrants.

Common stock outstanding prior to this offering	2,106,528 shares of common stock.

Common stock to be outstanding after this offering(1)	3,030,355 shares of common stock, assuming the exercise of all of the Warrants.

Plan of Distribution

The Selling Stockholders named in this prospectus, or their respective pledgees, donees, assignees, transferees, distributees, beneficiaries or other successors-in-interest, may offer or sell the shares of common stock from time to time through public or private transactions at prevailing market prices, at prices related to prevailing market prices or at privately negotiated prices. The Selling Stockholders may also resell the shares of common stock to or through underwriters, broker-dealers or agents, who may receive compensation in the form of discounts, concessions or commissions.

See “Plan of Distribution” beginning on page 14 of this prospectus for additional information on the methods of sale that may be used by the Selling Stockholders.

Nasdaq Capital Market Symbol	Our common stock is listed on Nasdaq under the symbol “LEXX”.

Risk Factors	Investing in our common stock involves significant risks. See “Risk Factors” beginning on page 9 of this prospectus.

(1) The number of shares of our common stock to be outstanding after this offering is based on 2,106,528 shares of common stock outstanding as of October 1, 2026, but excludes the following as of such date:

•	85,211 shares of common stock issuable upon exercise of stock options, with a weighted average exercise price of $31.36 per share, under our Equity Incentive Plan (the “Incentive Plan”); and

•	285,590 shares of common stock issuable upon exercise of 285,590 outstanding warrants, with a weighted average exercise price of $21.22 per share.

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RISK FACTORS

An investment in our common stock involves a high degree of risk. You should carefully consider the risks set forth under the section captioned “Risk Factors” contained in our Annual Report on Form 10-K for the year ended August 31, 2025, which is incorporated by reference into this prospectus, and in the other reports that we file with the SEC and incorporate by reference into this prospectus, before deciding to invest in our common stock. The risks and uncertainties we have described are not the only ones we face.

If any of the events described in these risk factors actually occurs, or if additional risks and uncertainties that are not presently known to us or that we currently deem immaterial later materialize, then our business, prospects, results of operations and financial condition could be materially adversely affected. In that event, the trading price of our securities could decline, and you may lose all or part of your investment in our securities. The risks discussed include forward-looking statements, and our actual results may differ substantially from those discussed in these forward-looking statements. See “Special Note Regarding Forward-Looking Statements.”

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus, and any documents we incorporate by reference, contain certain forward-looking statements that involve substantial risks and uncertainties. All statements contained in this prospectus and any documents we incorporate by reference, other than statements of historical facts, are forward-looking statements including statements regarding our strategy, future operations, future financial position, future revenue, projected costs, prospects, plans, objectives of management and expected market growth. These statements involve known and unknown risks, uncertainties and other important factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements.

The words “anticipate”, “believe”, “estimate”, “expect”, “intend”, “may”, “plan”, “predict”, “project”, “target”, “potential”, “will”, “would”, “could”, “should”, “continue” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. These forward-looking statements include, among other things, statements about: the status, progress and results of our research programs; our ability to obtain regulatory approvals for, and the level of market opportunity for, our product candidates; our business plans, strategies and objectives, including plans to pursue collaboration, licensing or other similar arrangements or transactions; our expectations regarding our liquidity and performance, including our expense levels, sources of capital and ability to maintain our operations as a going concern; the competitive landscape of our industry; and general market, economic and political conditions.

These forward-looking statements are only predictions and we may not actually achieve the plans, intentions or expectations disclosed in our forward-looking statements, so you should not place undue reliance on our forward-looking statements. Actual results or events could differ materially from the plans, intentions and expectations disclosed in the forward-looking statements we make. We have based these forward-looking statements largely on our current expectations and projections about future events and trends that we believe may affect our business, financial condition and operating results. We have included important factors in the cautionary statements included in this prospectus that could cause actual future results or events to differ materially from the forward-looking statements that we make. Our forward-looking statements do not reflect the potential impact of any future acquisitions, mergers, dispositions, joint ventures or investments we may make.

You should read this prospectus with the understanding that our actual future results may be materially different from what we expect. We do not assume any obligation to update any forward-looking statements whether as a result of new information, future events or otherwise, except as required by applicable law.

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USE OF PROCEEDS

All shares of common stock offered by this prospectus are being registered for the account of the Selling Stockholders named in this prospectus and we will not receive any proceeds from the sale of these shares. However, upon the cash exercise of the Warrants, we will receive the exercise price of such Warrants, for an aggregate of approximately $11.76 million. We cannot predict when and in what amounts or if the Warrants will be exercised by payments of cash and it is possible that the Warrants may expire and never be exercised, in which case we would not receive any cash proceeds. We intend to use those proceeds, if any, to advance and execute plans for future research and development activities, for working capital and other general corporate purposes.

DESCRIPTION OF SECURITIES TO BE REGISTERED

The following summary of the rights of our capital stock is not complete and is subject to and qualified in its entirety by reference to our Articles of Incorporation and Bylaws, copies of which are filed as exhibits to our Annual Report on Form 10-K for the year ended August 31, 2025, filed with the SEC on November 28, 2025, and the forms of securities, copies of which are filed as exhibits to the registration statement of which this prospectus forms a part, which are incorporated by reference herein.

Authorized Capital Stock

Our authorized capital stock consists of 14,666,667 shares of common stock, par value $0.001 per share. As of October 1, 2026, there were 2,106,528 shares of common stock outstanding.

Common Stock

We are authorized to issue up to a total of 14,666,667 shares of common stock, par value $0.001 per share. Holders of our common stock are entitled to one vote for each share held on all matters submitted to a vote of our stockholders. Holders of our common stock have no cumulative voting rights. Further, holders of our common stock have no preemptive or conversion rights or other subscription rights. Upon our liquidation, dissolution or winding-up, holders of our common stock are entitled to share in all assets remaining after payment of all liabilities. Holders of our common stock are entitled to receive dividends, if any, as may be declared from time to time by our Board out of our assets which are legally available. Such dividends, if any, are payable in cash, in property or in shares of capital stock.

The holders of shares of our common stock equal to 33.33% of all of our outstanding capital stock, present in person or by proxy, are necessary to constitute a quorum at any shareholder meeting. If a quorum is present, an action by stockholders entitled to vote on a matter is approved if the number of votes cast in favor of the action exceeds the number of votes cast in opposition to the action. The vote of a majority of our stock held by shareholders present in person or represented by proxy and entitled to vote at the meeting will be sufficient to elect directors or to approve a proposal. The additional shares of our authorized capital stock available for issuance may be issued at times and under circumstances so as to have a dilutive effect on earnings per share and on the equity ownership of the holders of our common stock. The ability of our Board to issue additional shares of stock could enhance the Board’s ability to negotiate on behalf of the stockholders in a takeover situation but could also be used by the Board to make a change of control more difficult, thereby denying stockholders the potential to sell their shares at a premium and entrenching current management. The following description is a summary of the material provisions of our capital stock. You should refer to our Articles of Incorporation and our Bylaws, each as amended to date, both of which are on file with the SEC as exhibits to previous SEC filings, for additional information.

SELLING STOCKHOLDERS

Unless the context otherwise requires, as used in this prospectus, “Selling Stockholders” includes the Selling Stockholders listed below and their respective donees, assignees, pledgees, transferees or other successors-in-interest selling shares received after the date of this prospectus from the Selling Stockholders as gifts, pledges or other non-sale related transfers.

We have prepared this prospectus to allow the Selling Stockholders or their successors, assignees or other permitted transferees to sell or otherwise dispose of, from time to time, up to 923,827 shares of our common stock which are issuable upon the exercise of the Warrants.

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September 2026 Warrant Inducement

Investor Warrants

In connection with the September 2026 Warrant Inducement, we entered into Inducement Letters with certain holders of existing common stock purchase warrants (the “Existing Warrants”) to purchase up to an aggregate of 453,969 shares of common stock, par value $0.001 per share. The Existing Warrants were originally issued to the holders on February 16, 2024, with an original exercise price of $32.78 per share, on October 16, 2024, with an original exercise price of $45.90 per share, on September 29, 2025, with an original exercise price of $20.55 per share, and on December 16, 2025, with an original exercise price of $17.85 per share. Pursuant to the Inducement Letters, such holders immediately exercised their respective outstanding Existing Warrants to purchase up to an aggregate of 453,969 shares of common stock, at a reduced exercise price of $12.92 per share. The gross proceeds to the Company from the exercise of the Existing Warrants were approximately $5.9 million, prior to deducting placement agent fees and estimated offering expenses.

In consideration for the immediate exercise of the Existing Warrants for cash, the Company issued: (i) new unregistered Series A Warrants to purchase up to an aggregate of 453,969 shares of common stock, which Series A Warrants have an exercise price of $12.67 per share, are immediately exercisable and have a term of five (5) years from the Effective Date (as defined in the Inducement Letters); and (ii) new unregistered short-term Series B Warrants to purchase up to an aggregate of 453,969 shares of common stock, which Series B Warrants have an exercise price of $12.67 per share, are immediately exercisable and have a term of eighteen (18) months from the Effective Date.

The Inducement Letters also provided that in the event that any exercise of the Existing Warrants would otherwise cause the holder to exceed a beneficial ownership limitation equal to 4.99% (or 9.99%, as applicable) of the number of shares of common stock outstanding immediately after giving effect to the issuance of shares of common stock issuable upon such exercise   (the “Beneficial Ownership Limitation”), the Company shall only issue such number of shares of common stock to the holder on exercise of the Existing Warrants that would not cause the holder to exceed the Beneficial Ownership Limitation, with the balance shares to be held in abeyance until notice from the holder that the balance (or portion thereof) may be issued in compliance with such limitations.

Placement Agent Warrants

In connection with the September 2026 Warrant Inducement, we issued PA Warrants to purchase an aggregate of up to 15,889 shares of our common stock to designees of H.C. Wainwright & Co., LLC (or certain of assignees). The PA Warrants were issued as partial compensation to the placement agent for its services as placement agent pursuant to an engagement agreement dated August 12, 2025. The PA Warrants were issued on September 9, 2026, are immediately exercisable and have an exercise price of $16.15 per share, subject to adjustment as described below. The PA Warrants have a term of five (5) years from the Effective Date (as defined in the Inducement Letter).

The PA Warrants may be exercised for cash or, if at the time of exercise there is no effective registration statement registering (or an available prospectus for) the resale of the shares issuable upon exercise, on a cashless basis in accordance with a formula based on the market price of our common stock. Exercise of the PA Warrants is subject to a beneficial ownership limitation of 4.99%, which limitation may be increased by the holder, upon prior notice to us, up to 9.99%, as provided in the PA Warrants.

The exercise price and number of shares issuable upon exercise of the PA Warrants are subject to adjustment for stock dividends, stock splits, combinations and similar transactions. The PA Warrants also provide the holder with certain participation rights in the event of rights offerings and non-cash distributions. In addition, upon the occurrence of a fundamental transaction (as defined in the PA Warrants), the holder is generally entitled to receive the same type of consideration that would be received by a holder of common stock and, in certain circumstances, may require us (or a successor entity) to repurchase the PA Warrants for a value calculated using the Black-Scholes option pricing model.

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The PA Warrants do not confer any rights as a stockholder prior to exercise and are governed by the laws of the State of New York. The foregoing summary is qualified in its entirety by reference to the form of PA Warrant filed as Exhibit 4.2 to the registration statement of which this prospectus forms a part.

The shares of our common stock issuable upon the exercise of the Warrants are being registered on behalf of the Selling Stockholders in a registration statement of which this prospectus forms a part.

Relationship with the Selling Stockholders

Except for the prior purchases of our securities in arm’s-length transactions, none of Armistice Capital Master Fund Ltd., Intracoastal Capital, LLC, or Orca Capital AG, has had, within the past three years, any position, office or other material relationship with us or any of our affiliates.

H.C. Wainwright & Co., LLC (the “Placement Agent”) acted as the placement agent in connection with the September 2026 Warrant Inducement and received compensation in connection therewith. In addition to the September 2026 Warrant Inducement Offering for which it received compensation, the Placement Agent has been engaged in investment banking, advisory and other commercial dealings in the ordinary course of business with us for which it has received customary compensation. The Placement Agent has acted as the placement agent and received compensation in connection with (i) our registered direct offering consummated in December 2025, (ii) our registered direct offering consummated in September 2025, (iii) our registered direct offering consummated in April 2025, (iv) our registered direct offering consummated in February 2024 and (v) our registered direct offering, concurrent private placement and warrant cancellation consummated in October 2024. In addition, the Placement Agent received certain compensation in connection with the warrant exercise transaction we executed in April 2024.

Information About Selling Stockholders Offering

The shares of common stock being offered by the Selling Stockholders are the 923,827 shares of our common stock issuable upon the exercise of the Warrants. We are registering these shares in order to permit the Selling Stockholders to offer the shares for resale from time to time.

The table below lists the Selling Stockholders and other information regarding the ownership of the shares of common stock by the Selling Stockholders. The second column lists the number of shares of common stock owned by the Selling Stockholders, based on their respective ownership of the shares of common stock as of October 1, 2026 and securities convertible or exercisable into shares of common stock within 60 days of October 1, 2026, assuming the exercise of the Warrants held by each Selling Stockholder on that date, without regard to any limitations on the exercise of the Warrants. The third column lists the maximum number of shares of common stock being offered in this prospectus by each Selling Stockholder, issuable upon exercise of the Warrants, respectively, without regard to any limitations on the exercise of the Warrants. The fourth and fifth columns list the number of shares of common stock owned after the offering and the percentage of outstanding common stock, assuming in both cases the exercise of the Warrants held by that Selling Stockholder, without regard to any limitations on the exercise of the Warrants and the sale of all of the shares of common stock offered by that Selling Stockholder pursuant to this prospectus.

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Except as otherwise indicated below, based on the information provided to us by the Selling Stockholders, and to the best of our knowledge, no Selling Stockholder is a broker-dealer or an affiliate of a broker-dealer.

Percentage ownership is based on 3,030,355 shares of common stock outstanding on a pro forma basis after giving effect to this offering, assuming the exercise of all Warrants held by the applicable Selling Stockholder and the sale of all shares offered hereby.

Name of Selling Stockholder	Number of shares of common stock owned prior to offering	Maximum number of shares of common stock to be sold pursuant to this Prospectus (1)	Number of shares of common stock owned after offering (1)	Percentage of common stock owned after offering
Armistice Capital, LLC (2)	606,804	606,804	-	-%
Intracoastal Capital, LLC (3)	279,244	212,244	67,000	2.21%
Orca Capital AG (4)	109,766	88,890	20,876	0.68%
Michael Mirsky (5)	6,288	1,509	4,779	0.15%
Augustus Trading LLC (6)	18,162	10,189	7,973	0.26%
Wilson Drive Holdings LLC (7)	1,596	536	1,060	0.03%
Charles Worthman (5)	477	159	318	0.01%
Noam Rubinstein (5)	8,599	3,496	5,103	0.16%

* Less than 1%.

(1)

The ability to exercise the Warrants held by the Selling Stockholders is subject to a beneficial ownership limitation. These beneficial ownership limitations may be adjusted up or down but not above 9.99% upon 61 days’ prior notice to the Company. Beneficial ownership as reflected in the Selling Stockholder table reflects the total number of shares potentially issuable underlying the Warrants and does not give effect to these beneficial ownership limitations. Accordingly, actual beneficial ownership, as calculated in accordance with Section 13(d) and Rule 13d-3 thereunder may be lower than as reflected in the table.

(2)

The securities are directly held by Armistice Capital Master Fund Ltd., a Cayman Islands exempted company (the “Master Fund”) and may be deemed to be beneficially owned by: (i) Armistice Capital, LLC (“Armistice Capital”), as the investment manager of the Master Fund; and (ii) Steven Boyd, as the Managing Member of Armistice Capital. The warrants are subject to a beneficial ownership limitation of 9.99%, which such limitation restricts the Selling Stockholder from exercising that portion of the warrants that would result in the Selling Stockholder and its affiliates owning, after exercise, a number of shares of common stock in excess of the beneficial ownership limitation. The address of Armistice Capital Master Fund Ltd. is c/o Armistice Capital, LLC, 510 Madison Avenue, 7th Floor, New York, NY 10022.

(3)

Mitchell P. Kopin (“Mr. Kopin”) and Daniel B. Asher (“Mr. Asher”), each of whom are managers of Intracoastal Capital LLC (“Intracoastal”), have shared voting control and investment discretion over the securities reported herein that are held by Intracoastal. As a result, each of Mr. Kopin and Mr. Asher may be deemed to have beneficial ownership (as determined under Section 13(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) of the securities reported herein that are held by Intracoastal. The business address of Intracoastal is 245 Palm Trail, Delray Beach, FL 33483.

(4)

Roman Grodon, Thomas Koenig, and Beate Ruhle-Burkhardt, have shared voting control and investment discretion over the securities reported herein that are held by Orca Capital AG. As a result, each of Roman Grodon, Thomas Koenig, and Beate Ruhle-Burkhardt may be deemed to have beneficial ownership (as determined under Section 13(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) of the securities reported herein that are held by Orca Capital AG. The business address of Orca Capital AG is Sperling 2, 85276 Hettenshausen, Germany.

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(5)

Each of these selling stockholders is affiliated with H.C. Wainwright & Co., LLC, the placement agent for our September 2026 Offering. H.C. Wainwright & Co., LLC is a registered broker dealer-with a business address of 430 Park Ave, 3rd Floor, New York, NY 10022. The number of shares beneficially owned prior to this offering consist of shares of common stock issuable upon exercise of placement agent warrants, which were issued as compensation in connection with the September 2026 Offering and other prior offerings we consummated. Each of these selling stockholders has sole voting and dispositive power over the securities held, acquired the placement agent warrants in the ordinary course of business and, at the time the placement agent warrants were acquired, each of these selling stockholders had no agreement or understanding, directly or indirectly, with any person to distribute such securities.

(6)

The number of shares beneficially owned prior to this offering consist of shares of common stock issuable upon exercise of placement agent warrants which have been  issued as compensation. Orsium Capital LLC, the authorized agent to Augustus Trading LLC, has discretionary authority to vote and dispose of the securities held by Augustus Trading LLC and may be deemed to be the beneficial owner (as determined under Section 13(d) of the Securities Exchange Act of 1934, as amended) of these securities. Olivier Morali, in his capacity as managing member of Orsium Capital LLC, may also be deemed to have investment discretion and voting power over the shares held by Augustus Trading LLC. Orsium Capital LLC and Mr. Morali each disclaim any beneficial ownership of these securities. The business address of Augustus Trading LLC is 600 Lexington Avenue, 32nd floor, New York, NY 10022.

(7)

The number of shares beneficially owned prior to this offering consist of shares of common stock issuable upon exercise of placement agent warrants which have been issued as compensation. 640 of the securities are held by Craig Schawabe and 956 of the securities are held by Wilson Drive Holdings LLC.  Craig Schwabe is the managing member of Wilson Drive Holdings LLC and has the power to vote and dispose the securities held. Neither Wilson Drive Holdings LLC nor Mr. Schwabe is a broker-dealer. Mr. Schwabe is affiliated with the following registered broker-dealers: H.C. Wainwright & Co., LLC, Rodman & Renshaw LLC and Stockblock Securities LLC. The securities were acquired in the ordinary course of business and, at the time the securities were acquired, the selling stockholder had no agreement or understanding, directly or indirectly, with any person to distribute such securities. Mr. Schwabe has not held any position or office or has had any other material relationship with the Company (or its predecessors or affiliates) during the past three years. The business address of Wilson Drive Holdings LLC is 600 Lexington Avenue, 32nd floor, New York, NY 10022.

PLAN OF DISTRIBUTION

The Selling Stockholders, including their respective pledgees, assignees, donees, transferees, distributees, beneficiaries or other successors in interest may, from time to time, offer some or all of the shares of common stock covered by this prospectus. We will not receive any of the proceeds from the sale of the shares of common stock covered by this prospectus by the Selling Stockholders. However, we will receive proceeds from the exercise of the Warrants if the Warrants are exercised for cash. We intend to use those proceeds, if any, to advance and execute plans for future R&D activities, for working capital and other general corporate purposes. We will bear all fees and expenses incident to our obligation to register the shares of our common stock covered by this prospectus.

The Selling Stockholders may sell all or a portion of the shares of common stock beneficially owned by them and offered hereby from time to time directly or through one or more underwriters, broker-dealers or agents. If the shares of common stock are sold through underwriters or broker-dealers, the Selling Stockholders will be responsible for underwriting discounts or commissions or agent’s commissions. The shares of common stock may be sold on any national securities exchange or quotation service on which the securities may be listed or quoted at the time of sale, in the over-the-counter market or in transactions otherwise than on these exchanges or systems or in the over-the-counter market and in one or more transactions at fixed prices, at prevailing market prices at the time of the sale, at varying prices determined at the time of sale, or at privately negotiated prices. These sales may be effected in transactions, which may involve crosses or block transactions.

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The Selling Stockholders may use any one or more of the following methods when disposing of shares:

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	block trades in which the broker-dealer will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•	an over-the-counter distribution;

•	an exchange distribution in accordance with the rules of the applicable exchange;

•	privately negotiated transactions;

•	short sales effected after the effective date of the registration statement of which this prospectus is a part;

•	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

•	broker-dealers may agree with the Selling Stockholders to sell a specified number of such shares at a stipulated price per share;

•	a combination of any such methods of sale; or

•	any other method permitted pursuant to applicable law.

The Selling Stockholders may, from time to time, pledge or grant a security interest in some or all of the shares of common stock owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the shares of common stock, from time to time, under this prospectus, or under an amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act of 1933, as amended (the “Securities Act”), amending the list of the Selling Stockholders to include the Selling Stockholders’ pledgees, transferees, or other successors in interest as Selling Stockholder under this prospectus. The Selling Stockholders also may transfer the shares of common stock in other circumstances, in which case the transferees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

In connection with the sale of shares of our common stock, the Selling Stockholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the common stock in the course of hedging the positions they assume. The Selling Stockholders may also sell shares of our common stock short and deliver these shares to close out their short positions, or loan or pledge the common stock to broker-dealers that in turn may sell these shares. The Selling Stockholders may also enter into option or other transactions with broker-dealers or other financial institutions or create one or more derivative securities which require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

Broker-dealers engaged by the Selling Stockholders may arrange for other broker-dealers to participate in sales. If the Selling Stockholders effect certain transactions by selling shares of common stock to or through underwriters, broker-dealers or agents, such underwriters, broker-dealers or agents may receive commissions in the form of discounts, concessions or commissions from the Selling Stockholders or commissions from purchasers of the shares of common stock for whom they may act as agent or to whom they may sell as principal. Such commissions will be in amounts to be negotiated, but, except as set forth in a supplement to this prospectus, in the case of an agency transaction will not be in excess of a customary brokerage commission in compliance with applicable FINRA rules; and in the case of a principal transaction a markup or markdown in compliance with applicable FINRA rules.

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The aggregate proceeds to the Selling Stockholders from the sale of the common stock offered by them will be the purchase price of the common stock less discounts or commissions, if any. The Selling Stockholders reserve the right to accept and, together with their agents from time to time, to reject, in whole or in part, any proposed purchase of common stock to be made directly or through agents. We will not receive any of the proceeds from this offering.

The Selling Stockholders also may resell all or a portion of the shares in open market transactions in reliance upon Rule 144 under the Securities Act, provided that they meet the criteria and conforms to the requirements of that rule.

The Selling Stockholders and any underwriters, broker-dealers or agents that participate in the sale of the common stock may be deemed to be “underwriters” within the meaning of Section 2(a)(11) of the Securities Act. Any discounts, commissions, concessions or profit they earn on any resale of the shares may be underwriting discounts and commissions under the Securities Act. The Selling Stockholders are subject to the prospectus delivery requirements of the Securities Act.

To the extent required pursuant to Rule 424(b) under the Securities Act, the shares of our common stock to be sold, the names of the Selling Stockholders, the purchase price and public offering price, the names of any agent, dealer or underwriter, and any applicable commissions or discounts with respect to a particular offer will be set forth in an accompanying prospectus supplement or, if appropriate, a post-effective amendment to the registration statement that includes this prospectus.

In order to comply with the securities laws of some states, if applicable, the common stock may be sold in these jurisdictions only through registered or licensed brokers or dealers. In addition, in some states, the common stock may not be sold unless it has been registered or qualified for sale or an exemption from registration or qualification requirements is available and is complied with.

The Selling Stockholders and any other person participating in a sale of the common stock registered under this prospectus will be subject to applicable provisions of the Exchange Act, and the rules and regulations thereunder, including, without limitation, to the extent applicable, Regulation M of the Exchange Act, which may limit the timing of purchases and sales of any of the shares of common stock by the Selling Stockholders and any other participating person. All of the foregoing may affect the marketability of the shares of common stock and the ability of any person or entity to engage in market-making activities with respect to the shares of common stock. In addition, we will make copies of this prospectus (as it may be supplemented or amended from time to time) available to the Selling Stockholders for the purpose of satisfying the prospectus delivery requirements of the Securities Act. The Selling Stockholders may indemnify any broker-dealer that participates in transactions involving the sale of the shares against certain liabilities, including liabilities arising under the Securities Act.

LEGAL MATTERS

The validity of the securities offered by this prospectus will be passed upon by Sichenzia Ross Ference Carmel, LLP, New York, New York.

EXPERTS

The financial statements of Lexaria Bioscience Corp. incorporated in this prospectus by reference to the Annual Report on Form 10-K for the year ended August 31, 2025 have been so incorporated in reliance on the report (which contains an explanatory paragraph regarding the Company’s ability to continue as a going concern) of MaloneBailey, LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the informational requirements of the Exchange Act and in accordance therewith file annual, quarterly and current reports, proxy statements and other information with the SEC. The SEC maintains a website that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC. The address of the SEC’s website is http://www.sec.gov/.

We make available free of charge on or through our website at https://ir.lexariabioscience.com/sec-filings, our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act as soon as reasonably practicable after we electronically file such material with or otherwise furnish it to the SEC.

We have filed with the SEC a registration statement under the Securities Act, relating to the offering of these securities. The registration statement, including the attached exhibits, contains additional relevant information about us and the securities. This prospectus does not contain all of the information set forth in the registration statement. You can obtain a copy of the registration statement for free at www.sec.gov. The registration statement and the documents referred to below under “Incorporation of Certain Information By Reference” are also available on our website, https://ir.lexariabioscience.com/sec-filings.

We have not incorporated by reference into this prospectus the information on our website, and you should not consider it to be a part of this prospectus.

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INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” the information we have filed with it, which means that we can disclose important information to you by referring you to those documents. The information we incorporate by reference is an important part of this prospectus, and later information that we file with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and any future documents (excluding information furnished pursuant to Items 2.02 and 7.01 of Form 8-K) we file with the SEC pursuant to Sections l3(a), l3(c), 14 or l5(d) of the Exchange Act subsequent to the date of this prospectus and prior to the termination of the offering:

•	our Annual Report on Form 10-K for the year ended August 31, 2025, filed with the SEC on November 28, 2025;

•	our Quarterly Reports for the quarters ended November 30, 2025, February 28, 2026, and May 31, 2026, filed with the SEC on January 13, 2026, April 13, 2026 and July 13, 2026;

•

our Current Reports on Form 8-K, filed with the SEC on September 25, 2025, September 29, 2025, December 16, 2025, January 28, 2026, February 6, 2026, July 30, 2026, August 10, 2026, August 17, 2026, September 1, 2026, and September 9, 2026 (other than any portions thereof deemed furnished and not filed);

•	our definitive proxy statement on Schedule 14A filed with the SEC on December 10, 2025; and

•	our Form 8-A12B, filed on January 11, 2021, including any amendments or reports filed for the purpose of updating such description.

All filings filed by us pursuant to the Exchange Act after the date of the initial filing of this registration statement and prior to the effectiveness of such registration statement (excluding information furnished pursuant to Items 2.02 and 7.01 of Form 8-K) shall also be deemed to be incorporated by reference into the prospectus.

You should rely only on the information incorporated by reference or provided in this prospectus. We have not authorized anyone else to provide you with different information. Any statement contained in a document incorporated by reference into this prospectus will be deemed to be modified or superseded for the purposes of this prospectus to the extent that a later statement contained in this prospectus or in any other document incorporated by reference into this prospectus modifies or supersedes the earlier statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus. You should not assume that the information in this prospectus is accurate as of any date other than the date of this prospectus or the date of the documents incorporated by reference in this prospectus.

We will provide without charge to each person to whom a copy of this prospectus is delivered, upon written or oral request, a copy of any or all of the reports or documents that have been incorporated by reference in this prospectus but not delivered with this prospectus (other than an exhibit to these filings, unless we have specifically incorporated that exhibit by reference in this prospectus). Any such request should be addressed to us at:

Lexaria Bioscience Corp.

Attn: Corporate Secretary

#100-740 McCurdy Road,

Kelowna, British Columbia, Canada V1X 2P7

1-250-765-6424

You may also access the documents incorporated by reference in this prospectus through our website at https://ir.lexariabioscience.com/sec-filings. Except for the specific incorporated documents listed above, no information available on or through our website shall be deemed to be incorporated in this prospectus or the registration statement of which it forms a part.

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923,827 Shares

COMMON STOCK

PRELIMINARY PROSPECTUS

PART II:

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution

The following table sets forth the various costs and expenses payable by us in connection with the sale of the securities being registered. All such costs and expenses shall be borne by us. Except for the SEC registration fee, all the amounts shown are estimates.

SEC registration fee	$265.56
Legal fees and expenses	$85,000
Accounting fees and expenses	$10,000.00
Miscellaneous expenses	$250.00
Total	$95,515.56

*Estimated

Item 14. Indemnification of Directors and Officers

The Nevada Revised Statutes (the “NRS”) empower us to indemnify our directors and officers against expenses relating to certain actions, suits or proceedings as provided for therein. In order for such indemnification to be available, the applicable director or officer must not have acted in a manner that constituted a breach of his or her fiduciary duties and involved intentional misconduct, fraud or a knowing violation of law, or must have acted in good faith and reasonably believed that his or her conduct was in, or not opposed to, our best interests. In the event of a criminal action, the applicable director or officer must not have had reasonable cause to believe his or her conduct was unlawful.

Pursuant to our Articles, we may indemnify each of our present and future directors, officers, employees or agents who becomes a party or is threatened to be made a party to any suit or proceeding, whether pending, completed or merely threatened, and whether said suit or proceeding is civil, criminal, administrative, investigative, or otherwise, except an action by or in the right of the Company, by reason of the fact that he is or was a director, officer, employee, or agent of the Company, or is or was serving at the request of the corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise, against expenses, including, but not limited to, attorneys’ fees, judgments, fines, and amounts paid in settlement actually and reasonably incurred by him in connection with the action, suit, proceeding or settlement, provided such person acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interest of the Company, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

The expenses of directors, officers, employees or agents of the Company incurred in defending a civil or criminal action, suit, or proceeding may be paid by the Company as they are incurred and in advance of the final disposition of the action, suit, or proceeding, if and only if the director, officer, employee or agent undertakes to repay said expenses to the Company if it is ultimately determined by a court of competent jurisdiction, after exhaustion of all appeals therefrom, that he/she is not entitled to be indemnified by the Company.

No indemnification shall be applied, and any advancement of expenses to or on behalf of any director, officer, employee or agent must be returned to the Company, if a final adjudication establishes that the person’s acts or omissions involved a breach of any fiduciary duties, where applicable, intentional misconduct, fraud or a knowing violation of the law which was material to the cause of action.

The NRS further provides that a corporation may purchase and maintain insurance or make other financial arrangements on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise for any liability asserted against him and liability and expenses incurred by him in his capacity as a director, officer, employee or agent, or arising out of his status as such, whether or not the corporation has the authority to indemnify him/her against such liability and expenses. We have secured a directors’ and officers’ liability insurance policy. We expect that we will continue to maintain such a policy.

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Item 15. Recent Sales of Unregistered Securities.

On October 16, 2024, we issued (i) to a certain institutional investor 303,402 warrants exercisable for an aggregate of up to 303,402 shares of common stock at an exercise price of $45.90 per share of common stock, all such warrants were exercised at an inducement exercise price of $12.92 per share; and (ii) to Wainwright or its designees as compensation for the offering, 3,815 warrants exercisable for an aggregate of up to 3,815 shares of common stock, at an exercise price of $57.375 per share. The Company realized gross proceeds of $3,919,954 from the exercise of the 303,402 warrants.

On April 28, 2025, we issued to Wainwright or its designees, as placement agent of our registered direct offering in April 2025, 4,669 warrants to purchase up to 4,669 shares of common stock (the “April Placement Agent Warrants”). The April Placement Agent Warrants became immediately exercisable upon issuance, expire on April 24, 2030, and have an exercise price of $18.75. The April Placement Agent Warrants issued to Wainwright were issued as compensation, and the Company did not receive cash proceeds from their issuance.

On September 29, 2025, we issued (i) to certain institutional investors 177,781 warrants exercisable for an aggregate of up to 177,781 shares of common stock at an exercise price of $20.55 per share of common stock, 88,890 of such warrants were exercised at an inducement exercise price of $12.92 per share; and (ii) to Wainwright or its designees as compensation for the offering, 6,224 warrants exercisable for an aggregate of up to 6,224 shares of common stock, at an exercise price of $28.125 per share. The Company realized gross proceeds of ~$1,148,459 from the exercise of the 88,890 warrants.

On December 16, 2025, we issued (i) to certain institutional investors 177,441 warrants exercisable for an aggregate of up to 177,441 shares of common stock at an exercise price of $17.85 per share of common stock, 44,360 of such warrants were exercised at an inducement exercise price of $12.92 per share; and (ii) to Wainwright or its designees as compensation for the offering, 6,213 warrants exercisable for an aggregate of up to 6,213 shares of common stock, at an exercise price of $24.657 per share. The Company realized gross proceeds of ~$573,131 from the exercise of the 44,360 warrants.

In connection with each of the foregoing issuances, the Company relied upon the exemption from registration provided by Section 4(a)(2) of the Securities Act, for transactions not involving a public offering and/or Rule 506 of Regulation D promulgated thereunder.

On September 7, 2026, we issued new unregistered Series A Warrants to purchase up to an aggregate of 453,969 shares of common stock, which Series A Warrants will have an exercise price of $12.67 per share, will be immediately exercisable and will have a term of five (5) years from the Effective Date (as defined in the Inducement Letter), new unregistered short-term Series B Warrants to purchase up to an aggregate of 453,969 shares of common stock, which Series B Warrants will have an exercise price of $12.67 per share, will be immediately exercisable and will have a term of eighteen (18) months from the Effective Date (as defined in the Inducement Letter) and 15,889 PA Warrants to purchase up to 15,889 shares of common stock at an exercise price of $16.15 per share to H.C. Wainwright & Co., LLC as the exclusive placement agent in connection with the transaction.

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Item 16. Exhibits and Financial Statement Schedules.

(a) Exhibits.

Exhibit Number	Description
3.1	Amended and Restated Articles of Incorporation (incorporated by reference to Exhibit 3.1 to our Current Report Form 8-K filed January 14, 2021).
3.2	Second Amended and Restated Bylaws (incorporated by reference to Exhibit 3.2 to our Current Report on Form 8-K filed January 14, 2021).
4.1	Form of Warrant (incorporated by reference to Exhibit 4.1 to our Current Report on Form 8-K filed September 9, 2026).
4.2	Form of Placement Agent Warrant (incorporated by reference to Exhibit 4.2 to our Current Report on Form 8-K filed September 9, 2026).
5.1*	Legal Opinion of Sichenzia Ross Ference Carmel LLP.
23.1*	Consent of MaloneBailey, LLP.
23.2*	Consent of Sichenzia Ross Ference Carmel LLP (included in Exhibit 5.1).
24.1*	Power of Attorney.
107*	Filing Fee Table.

*	Filed herewith.

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(b) Financial statement schedules

Schedules not listed above have been omitted because the information required to be set forth therein is not applicable or is shown in the financial statements or notes thereto.

Item 17. Undertakings

The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement, and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (1)(i), (1)(ii) and (1)(iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)

That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)

That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5)

That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

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(i)Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(6)

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(7)	The undersigned registrant hereby undertakes that:

(i)

For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(ii)

For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Kelowna, British Columbia, on October 1, 2026.

Lexaria Bioscience Corp.

By:	/s/ Richard Christopher
Name:	Richard Christopher
Title:	Chief Executive Officer

POWER OF ATTORNEY

Each of the undersigned officers and directors of Lexaria Bioscience Corp., a Nevada corporation, hereby constitutes and appoints Richard Christopher and John Docherty and each of them, severally, as his or her attorney-in-fact and agent, with full power of substitution and resubstitution, in his or her name and on his or her behalf, to sign in any and all capacities this registration statement and any and all amendments (including post-effective amendments) and exhibits to this registration statement and any and all applications and other documents relating thereto, with the Securities and Exchange Commission, with full power and authority to perform and do any and all acts and things whatsoever which any such attorney or substitute may deem necessary or advisable to be performed or done in connection with any or all of the above described matters, as fully as each of the undersigned could do if personally present and acting, hereby ratifying and approving all acts of any such attorney or substitute.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Richard Christopher	Chief Executive Officer and Director	October 1, 2026
Richard Christopher	(Principal Executive Officer)

/s/ Michael Shankman	Chief Financial Officer	October 1, 2026
Michael Shankman	(Principal Financial Officer)

/s/ John Docherty	President, Chief Science Officer and Director	October 1, 2026
John Docherty

/s/ Christopher Bunka	Chairman and Director	October 1, 2026
Christopher Bunka

/s/ Nicholas Baxter	Director	October 1, 2026
Nicholas Baxter

/s/ Albert Reese, Jr.	Director	October 1, 2026
Albert Reese, Jr.

/s/ Bal Bhullar	Director	October 1, 2026
Bal Bhullar

/s/ William Edward McKechnie	Director	October 1, 2026
William Edward McKechnie

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